As filed with the Securities and Exchange Commission on February 16, 2010
Registration No. 333-155714

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3
REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

THE LACLEDE GROUP, INC.
(Exact name of registrant as specified in its charter)

Missouri	74-2976504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MARK C. DARRELL or MARY C. KULLMAN

720 Olive Street
St. Louis, MO 63101
314-342-0500
(Names, address, including zip code, and telephone number, including area code, of agents for service and address, including zip code, and telephone number of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒ Accelerated filer  ☐ Non-accelerated filer  ☐ Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Senior Debt Securities Subordinated Debt Securities Preferred Stock Common Stock (including associated preferred stock purchase rights) (2) Stock Purchase Contracts (3) Stock Purchase Units (4)
Total	$500,000,000	$35,650

(1)
There are being registered hereunder such presently indeterminate principal amount or number of Senior Debt, Subordinated Debt, shares of Preferred Stock and Common Stock, Stock Purchase Contracts and Stock Purchase Units as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $500,000,000. An indeterminate number of shares of Common Stock registered hereunder may be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units registered hereunder. An indeterminate principal amount or number of Senior Debt, Subordinated Debt or shares of Preferred Stock or Common Stock registered hereunder may also be issued upon conversion of, or in exchange for, Senior Debt, Subordinated Debt or Preferred Stock registered hereunder. Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D. of Form S-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)
This registration statement also includes the rights to acquire shares of the registrant’s Series A Junior Participating Preferred Stock associated with the registrant’s Common Stock.  These Preferred Stock Purchase Rights are initially carried and traded with the Common Stock and the value of such Rights, if any, is reflected in the value of the Common Stock. No separate consideration is payable for such Rights.

(3)
Each Stock Purchase Contract obligates the registrant to sell, and obligates the holder thereof to purchase, an indeterminate amount of shares of Preferred Stock or Common Stock being registered hereby.

(4)
Each Stock Purchase Unit consists of a combination of a Stock Purchase Contract and Senior Debt Securities or Subordinated Debt Securities of the registrant or debt obligations of third parties, including United States Treasury securities.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 is being filed to reflect that the registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933) because the worldwide market value of its outstanding voting and non-voting common equity held by non-affiliates was less than $700 million as of the most recent determination date. This filing is being made to convert the registrant’s Registration Statement on Form S-3 (File No. 333-155714) to the proper submission type for a non-automatic shelf registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 16, 2010

PROSPECTUS

$500,000,000

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus.  Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The aggregate initial offering price of all securities that we will sell under this prospectus will not exceed $500,000,000.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “LG.”

Our address is 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is
314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February    , 2010

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that is not included in or delivered with this prospectus.  You may obtain copies of these documents without charge from the website maintained by the SEC at www.sec.gov as well as other sources.  See “Where You Can Find More Information.”  You may also obtain copies of the incorporated documents, without charge, upon written or oral request to our Corporate Secretary, The Laclede Group, Inc., 720 Olive Street, St. Louis, MO 63101 (314-342-0873).

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, result of operations, and prospects may have changed since that date.

The distribution of this prospectus may be restricted by law in certain jurisdictions.  This prospectus does not constitute, and may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Laclede” refer to The Laclede Group, Inc. and its subsidiaries unless the context suggests otherwise.  The term “you” refers to a prospective investor.
.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of $500,000,000.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks.  Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision.  The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.thelacledegroup.com.”  Information contained on our website does not constitute part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 from the time we file the post-effective registration statement of which this prospectus is a part until we sell all of the securities. These documents contain important information about us and our finances.  We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-16681)	Period/Date
Annual Report on Form 10-K	Year ended September 30, 2009
Quarterly Report on Form 10-Q	Quarter ended December 31, 2009
Current Reports on Form 8-K	October 5, 2009 January 8, 2010
Description of our common stock and preferred stock purchase rights set forth in Registration Statement on Form 8-A	September 6, 2001

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

The Laclede Group, Inc.
Attn:  Corporate Secretary
720 Olive Street, 15th Floor
St. Louis, Missouri  63101
(314) 342-0873

THE LACLEDE GROUP
General

We are a public utility holding company.  Our principal subsidiary is Laclede Gas Company, founded in 1857, which provides natural gas service in Missouri to approximately 630,000 residential, commercial and industrial customers in metropolitan St. Louis and surrounding counties in eastern Missouri.  Our primary non-regulated subsidiary is Laclede Energy Resources, Inc., which markets natural gas and related services to both on-system utility transportation customers and customers outside of our utility’s traditional service area.  For more information about us and our business you should refer to the additional information described under the caption “Where You Can Find More Information.”

Our principal offices are located at 720 Olive Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

New Accounting Pronouncement and Evaluation of Segment Performance

Since we filed our annual report on Form 10-K for our 2009 fiscal year, we have made certain non-material adjustments to our consolidated financial statements in that report:  (1) the computation of earnings per share pursuant to Financial Accounting Standards Board (FASB) Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities,”  as codified in FASB Accounting Standards Codification Topic 260, “Earnings per Share;” and (2) the measure of profit (loss) used to evaluate segment performance.

On October 1, 2009, we adopted FSP No. EITF 03-6-1, which provides that unvested share-based payment awards that contain non-forfeitable rights to dividends are participating securities and must be included in the computation of earnings per share pursuant to the two-class method.  This means that our stock-based compensation awards that pay non-forfeitable dividends to the participants during the vesting period are deemed participating securities under this FSP and must be included in the basic and diluted earnings per share calculations.  This FSP must be applied retrospectively to all prior-period earnings per share data presented.  The effect of adoption of this FSP reduced both basic and diluted earnings per share data from originally reported amounts by no more than $0.03 per share for each year in the three-year period ended September 30, 2009.  Reported net income and cash flows in the prior periods were unaffected by adoption of this FSP.

As our non-regulated subsidiary, Laclede Energy Resources, Inc., continues to expand its business, the number of transactions accounted for through fair value measurements has increased.  In fiscal year 2010, management began evaluating the performance of our operating segments based on the computation of net economic earnings, in addition to income from continuing operations.  Net economic earnings exclude from reported income from continuing operations the after-tax impact of net unrealized gains and losses on energy-related derivative contracts, including the unrealized ineffective portions of accounting hedges.  Essentially all of these amounts are attributable to the Non-Regulated Gas Marketing segment.

For comparative purposes, the measurement of segment performance for prior periods is presented below showing both the prior-period presentation and the current-period presentation:

Segment Information (Thousands)	Fiscal 2009	Fiscal 2008	Fiscal 2007
Income (loss) from continuing operations (prior presentation):
Regulated Gas Distribution	$33,163	$39,139	$32,133
Non-Regulated Gas Marketing	31,416	19,258	13,334
Other	(332)	(607)	1,024
Unallocated/Eliminations	--	(264)	(747)
Consolidated	$64,247	$57,526	$45,744
Net economic earnings (loss) (current presentation):
Regulated Gas Distribution	$33,057	$39,139	$32,133
Non-Regulated Gas Marketing	28,081	20,886	13,672
Other	(332)	(607)	1,024
Unallocated/Eliminations	--	(264)	(747)
Consolidated	$60,806	$59,154	$46,082

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from any sale of the offered securities for general corporate purposes, including for working capital, repaying indebtedness, and funding capital projects and acquisitions.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the respective periods indicated:

	Fiscal Years Ended September 30,					12 Months Ended December 31, 2009
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	2.82	2.97	2.92	3.69	4.06	3.84

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the portion of rent expense deemed representative of the interest component.

DESCRIPTION OF DEBT SECURITIES

General

The description below contains summaries of selected provisions of the indentures, including supplemental indentures, under which the unsecured debt securities will be issued.  These summaries are not complete.  The indentures and the form of the supplemental indentures applicable to the debt securities are exhibits to the registration statement.  You should read them for provisions that may be important to you.

We are not required to issue future issues of indebtedness under the indentures described in this prospectus.  We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement.

The debt securities will be represented either by global senior debt securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement.  See the information under the heading “Book-Entry Securities” in this prospectus.

Unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuance of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Copies of the indentures may also be obtained from us or the applicable trustee.

The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates or the method of determining the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder

•
upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or United States government obligations;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any additional events of default;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for shares of our capital stock or other securities; and

•	any other specific terms of the debt securities.

Federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount may be described in the applicable prospectus supplement.

Registration, Transfer and Exchange. Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry Securities.” The global securities will be registered in the name of DTC, as depositary, or its nominee, and deposited with, or on behalf of, the depositary. Except in the circumstances described under “Book-Entry Securities,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the debt indenture.

Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of any security registrar we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the security registrar will be the trustee under the applicable indenture. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts, except that we will be required to maintain a security registrar in each place of payment for the debt securities of each series.

Payment and Paying Agents. Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry Securities.”

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us. The holder of such debt security thereafter may look only to us for payment thereof, subject to the laws of unclaimed property.

Redemption. Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by the trustee in the manner it deems fair and appropriate.

Any notice of redemption at our option may state that redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, the debt securities and that if that money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Annual Notice to Trustee. We will provide to each trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the applicable indenture.

Notices. Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the applicable debt securities.

Title. We, the trustee, and any agents of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law. Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee. The Bank of New York Mellon is the trustee under the senior debt indenture as well as under the subordinated debt indenture.

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of the applicable indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the applicable indenture.

Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior debt securities upon the property and funds held or collected by the trustee as such.

Consolidation, Merger or Sale of Assets. Each indenture provides that we may consolidate with or merge into, or sell, lease or convey our property as an entirety or substantially as an entirety to any other corporation if the successor corporation assumes our obligations under the debt securities and the indentures and is organized and existing under the laws of the United States, any state thereof or the District of Columbia.

Senior Debt Securities

General.  The following summaries of some important provisions of the senior debt indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the senior debt indenture, which is an exhibit to the registration statement of which this prospectus forms a part.

Ranking.  The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of December 31, 2009, we had no outstanding debt, but as of that date, Laclede Gas had outstanding mortgage obligations, including current obligations, of approximately $390 million.

We are a holding company that derives substantially all of our income from our operating subsidiaries and primarily from our utility subsidiary. As a result, our cash flows and consequent ability to service our debt, including the senior debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required under the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the direct or indirect common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2009, our subsidiaries had approximately $390 million of aggregate outstanding debt.

Events of Default.  Each of the following will constitute an event of default under the senior debt indenture with respect to senior debt securities of any series:

•	failure to pay principal of or premium, if any, on any senior debt security of that series, as the case may be, within three business days after maturity;

•	failure to pay interest on the senior debt securities of such series within 60 days after the same becomes due and payable;

•
failure to perform or breach of any of our other covenants or warranties in the senior debt indenture (other than a covenant or warranty solely for the benefit of one or more series of senior debt securities other than that series) for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to senior debt securities of a particular series.

No event of default with respect to the senior debt securities of a particular series necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the senior debt indenture.

If an event of default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing, may declare the principal amount of and interest on all of the senior debt securities of that series to be due and payable immediately. However, if the event of default applies to more than one series of senior debt securities under the senior debt indenture, the trustee for that series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of all such series, considered as one class, and not the holders of the senior debt securities of any one of such series, may make such declaration of acceleration.

At any time after an acceleration with respect to the senior debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be considered waived, and the acceleration will be considered rescinded and annulled, if

•
we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior debt securities of that series, the principal of and premium, if any, on the senior debt securities of that series that have become due otherwise than by acceleration and interest, if any, thereon at the rate or rates specified in such senior debt securities, interest, if any, upon overdue installments of interest at the rate or rates specified in  such senior debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for that series under the senior debt indenture; or

•	any other event or events of default with respect to the senior debt securities of such series have been cured or waived as provided in the senior debt indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the senior debt indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the senior debt indenture.

No holder of senior debt securities of any series will have any right to institute any proceeding under the senior debt indenture, or to exercise any remedy under the senior debt indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•
the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

However, the limitations discussed above do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a senior debt security on or after the applicable due date.

Modification and Waiver.  We and the trustee may enter into one or more supplemental indentures without the consent of any holder of senior debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the senior debt indenture and in the senior debt securities;

•	to add additional covenants or to surrender any of our rights or powers under the senior debt indenture;

•	to add additional events of default;

•
to change, eliminate, or add any provision to the senior debt indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of senior debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

o	when the consent of the holders of senior debt securities of such series has been obtained in accordance with the senior debt indenture; or

o	when no debt securities of the affected series remain outstanding under the senior debt indenture;

•	to provide collateral security for all but not part of the senior debt securities;

•	to establish the form or terms of senior debt securities of any other series as permitted by the senior debt indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•
to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior debt indenture; provided that such action shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of the senior debt indenture. The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior debt indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of the senior debt indenture in such a way as to require changes to the senior debt indenture, the senior debt indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding is required for all other modifications to the senior debt indenture. However, if less than all of the series of senior debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt security, or reduce the principal amount of any senior debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security, without the consent of the holder;

•
reduce the percentage in principal amount of the outstanding senior debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the senior debt indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•
modify certain of the provisions of the senior debt indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the senior debt securities of any series, without the consent of the holder of each outstanding senior debt security affected thereby.

A supplemental indenture that changes the senior debt indenture solely for the benefit of one or more particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of one or more series, will not affect the rights under the senior debt indenture of the holders of the senior debt securities of any other series.

The senior debt indenture provides that senior debt securities owned by us or anyone else required to make payment on the senior debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same senior debt securities and the holder of every senior debt security issued upon the registration of transfer of or in exchange for those senior debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that senior debt security.

Satisfaction and Discharge.  We will be discharged from our obligations on the senior debt securities of a particular series, or any portion of the principal amount of the senior debt securities of such series, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the senior debt securities of such series at their maturity, stated maturity date, or redemption.

The indenture will be deemed satisfied and discharged when no senior debt securities remain outstanding and when we have paid all other sums payable by us under the senior debt indenture.

Subordinated Debt Securities

General.  The subordinated debt securities will be unsecured and issued under the subordinated indenture dated December 16, 2002 between us and The Bank of New York Mellon and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and subordinated indebtedness. The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities that may be issued under the subordinated indenture.

Subordination.  Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated indenture, to all of our “senior indebtedness.”

“Senior indebtedness” means distributions on the following, including any outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•
our indebtedness for money borrowed or evidenced by the senior debt securities or any debentures (other than the subordinated debt securities), notes, bankers’ acceptances or other corporate debt securities or similar instruments issued by us;

•	our capital lease obligations;

•
our obligations incurred for deferring the purchase price of property, with respect to conditional sales, and under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	our obligations with respect to letters of credit;

•	all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by us or in effect guaranteed by us;

•	all indebtedness of others of the type referred to in the five preceding bullet points secured by a lien on any of our property or assets; or

•
renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

If we default in the payment of any distributions on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities issued under the subordinated indenture. The subordinated indenture provisions described in this paragraph, however, do not prevent us from making sinking fund payments on subordinated debt securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to such default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of senior indebtedness until all senior indebtedness is paid in full.

The subordinated indenture does not limit the total amount of senior indebtedness that may be issued. As of December 31, 2009, we had no senior indebtedness but Laclede Gas had outstanding mortgage obligations, including current obligations, of approximately $390 million.

Events of Default. The subordinated indenture provides that events of default regarding any series of subordinated debt securities include the following events that shall have occurred and be continuing:

•	failure to pay required interest on the series of subordinated debt securities for 30 days;

•	failure to pay when due principal on the series of subordinated debt securities;

•	failure to make any required deposit or payment of any sinking fund or analogous payment on the series of subordinated debt securities when due;

•	failure to perform, for 90 days after notice, any other covenant in the subordinated indenture applicable to the series of subordinated debt securities; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding subordinated debt securities of any series should occur and be continuing, either the subordinated debt securities trustee or the holders of at least 25% in total principal amount of outstanding subordinated debt securities of such series may declare each subordinated debt security of that series immediately due and payable.

Holders of a majority in total principal amount of the outstanding subordinated debt securities of any series will be entitled to control certain actions of the subordinated debt securities trustee and to waive past defaults regarding such series. The trustee generally will not be required to take any action requested, ordered or directed by any of the holders of subordinated debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

Before any holder of any series of subordinated debt securities may institute action for any remedy, except payment on such holder’s subordinated debt securities when due, the holders of not less than 25% in principal amount of the subordinated debt securities of that series outstanding must request the subordinated debt securities trustee to take action. Holders must also offer and give the subordinated debt securities trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

We are required to annually furnish the subordinated debt securities trustee a statement as to our compliance with all conditions and covenants under the subordinated indenture. The subordinated debt securities trustee is required, within 90 days after the occurrence of a default with respect to a series of subordinated debt securities, to give notice of all defaults affecting such series of subordinated debt securities to each holder of such series of debentures. However, the subordinated indenture provides that the subordinated debt securities trustee may withhold notice to the holders of the subordinated debt securities of any series of any default affecting such series, except payment on holders’ subordinated debt securities when due, if it considers withholding notice to be in the interests of the holders of the subordinated debt securities of such series.

Modification and Waiver.  The subordinated indenture permits us and the subordinated debt securities trustee to enter into supplemental indentures without the consent of the holders of the subordinated debt securities to:

•	establish the form and terms of any series of securities under the subordinated indenture;

•	secure the debentures with property or assets;

•	evidence the succession of another corporation to us, and the assumption by the successor corporation of our obligations, covenants and agreements under the subordinated indenture;

•	add covenants from us for the benefit of the holders of the subordinated debt securities;

•
cure any ambiguity or correct or supplement any provision in the subordinated indenture or any supplement to the subordinated indenture, provided that no such action adversely affects the interests of the holders of the subordinated debt securities; and

•	evidence and provide for the acceptance of a successor trustee.

The subordinated indenture also permits us and the subordinated debt securities trustee, with the consent of the holders of a majority in total principal amount of the subordinated debt securities of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the subordinated indenture or modify in any manner the rights of the holders of the subordinated debt securities of each such affected series. We and the trustee may not, without the consent of the holder of each of the subordinated debt securities affected, enter into any supplemental indenture to:

•	change the time of payment of the principal;

•	reduce the principal amount of such subordinated debt securities;

•	reduce the rate or change the time of payment of interest on such subordinated debt securities;

•	reduce any amount payable upon redemption of such subordinated debt securities; or

•	impair the right to institute suit for the enforcement of any payment on any subordinated debt securities when due.

In addition, no such modification may reduce the percentage in principal amount of the subordinated debt securities of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the subordinated indenture.

Prior to the acceleration of the maturity of any subordinated debt securities, the holders, voting as one class, of a majority in total principal amount of the subordinated debt securities with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected subordinated debt securities, waive any past default or event of default and its consequences, except a default or event of default in the payment of the principal or interest or in respect of a covenant or provision of the applicable indenture or of any subordinated debt securities that cannot be modified or amended without the consent of the holder of each subordinated debt securities affected.

Satisfaction and Discharge.  The subordinated indenture provides that, at our option, we will be discharged from all obligations in respect of the subordinated debt securities of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the subordinated debt securities of such series, to replace stolen, lost or mutilated subordinated debt securities of such series, and to maintain paying agencies) if we in each case irrevocably deposit in trust with the relevant trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the subordinated debt securities of such series on the stated maturities of such subordinated debt securities in accordance with the terms thereof.

To exercise this option, we are required to deliver to the relevant trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the holders of the subordinated debt securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our preferred and common stock and the relevant provisions of our articles of incorporation and bylaws are summaries. These summaries are qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The Missouri General and Business Corporation Law.

Under our articles of incorporation, we are authorized to issue up to 75,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock, $l.00 par value per share, and 5,000,000 shares of preferred stock, $25 par value per share.  At December 31, 2009, 22,252,467 shares of common stock and no shares of preferred stock were issued and outstanding.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of loans to or repayments of loans from us.  Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators.  Currently, the Mortgage and Deed of Trust of Laclede Gas Company, under which it issues its first mortgage bonds, contains a covenant that restricts its ability to pay dividends to us as its sole common stock shareholder.  Under that covenant, as of December 31, 2009, $286.9 million was available to pay dividends.  Further, the right of common shareholders to receive dividends may be subject to our prior payment of dividends on any outstanding shares of preferred stock.

Description of Preferred Stock

Our articles of incorporation authorize our board of directors to approve the issuance of preferred stock in one or more series, without shareholder action.  Our board can determine the rights, preferences and limitations of each series.  Prior to the issuance of a series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock.  Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer.  In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable.  This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of  such preferred stock will not be assessed any additional monies for such preferred stock.  Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•
the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future.  This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of those issued securities.

Description of Common Stock

Listing.  Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “LG.”  Any additional common stock we issue will also be listed on the New York Stock Exchange.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of our affairs voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Voting Rights.  Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock that may be issued in the future, all voting power rests exclusively in the holders of shares of our common stock. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors. The common stock votes together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, the holders of a majority of the outstanding shares of common stock, present in person or by proxy, constitute a quorum.

Miscellaneous.  The holders of our common stock have no preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The outstanding shares of our common stock and the shares of common stock offered hereby will be, upon payment for them, fully paid and non-assessable. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar.  Computershare Trust Company, N. A. acts as transfer agent and registrar for our common stock.  Its address is P. O. Box 43078, Providence, RI 02940-3078.  You can reach it at 1-800-884-4225.

Certain Anti-takeover Matters

It is not the intent of our board of directors to discourage legitimate offers to enhance shareholder value. Provisions of our articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire our business. These provisions include the classification of our directors with three-year staggered terms, the requirement that director nominations by shareholders be made not less than 60 nor more than 90 days prior to the date of the shareholder meeting, and the ability of the board, without further action of the holders of common stock, to issue one or more series of preferred stock from time to time, which may have terms more favorable than the common stock, including, among other things, preferential dividend, liquidation, voting and redemption rights.

These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for us on terms that some shareholders might favor. If these provisions discourage potential takeover bids, they might limit the opportunity for our shareholders to sell their shares at a premium.

In addition, our articles of incorporation do not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates in each shareholder’s discretion.

Our bylaws also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is:

•	specified in the notice of meeting;

•	otherwise brought before the meeting by or at the direction of the board of directors or a committee thereof; or

•
brought before the meeting by a shareholder of record who provided notice and other specified information in writing to the corporate secretary not less than 60 nor more than 90 days prior to the meeting.

These provisions may restrict the content of the issues to be discussed at a shareholders’ meeting.

In addition, the issuance of authorized but unissued shares of our common or preferred stock may have an anti-takeover effect. These shares might be issued by our board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction by, for example, diluting voting or other rights of the proposed acquiror. In this regard, our articles of incorporation grant the board of directors broad powers to establish the rights and preferences of the authorized but unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of our common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control or to exercise other rights designed to impede a takeover.

Missouri Shareholder Protection Statutes

We are subject to Missouri corporate statutes that restrict the voting rights of a person who acquires 20% or more of our outstanding common stock as well as that person’s ability to enter into a business combination with us.

The control share acquisition statute provides that shares acquired that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (20%, 33-1/3% or a majority) have no voting rights unless such voting rights are granted by a majority vote of the holders of the shares not owned by the acquiring person or any of our officers or directors or employee-directors.  The statute sets out a procedure whereby the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred.  Acquisitions as part of a merger or exchange offer arising out of an agreement to which we are a party are exempt from the statute.

The business combination statute restricts transactions between us and a beneficial owner of 20% or more of our voting stock.  A business combination is defined in the statute as any of the following transactions with or proposed by an interested shareholder: merger, consolidation, disposition of assets, significant securities issuance, liquidation, dissolution, reclassification of securities, loan, advance, guarantee, pledge or tax credit.  Generally the statute prohibits for five years from the date one becomes an interested shareholder a business combination between us and the interested shareholder unless the business combination or the interested shareholder’s stock acquisition was approved by our board of directors on or prior to that date.  An interested shareholder may enter into a business combination with us after such five-year period if it is approved by holders of a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements.

Application of the control share acquisition and business combination statutes are automatic unless we take steps to “opt out” of their application.  We have not “opted out” of the statutes.

Shareholder Rights Plan

Our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock held of record at the close of business on October 1, 2001.  Shares of common stock issued after October 1, 2001 and prior to the October 1, 2011 expiration date will also have rights attached to them.  The rights were issued under a shareholder rights plan. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred stock, par value $25.00 per share, at an exercise price of $90 per one one-hundredth of a share, subject to adjustment upon the occurrence of certain dilutive events.  The rights will become exercisable and begin to trade separately from the common stock only if a person or group acquires 20% or more of our common stock or announces a tender offer for 20% or more of our common stock. If a person or group acquires 20% or more of our common stock, each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of our common stock having a market value of twice the exercise price. In addition, if we are acquired in a merger or other business combination transaction, each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of the acquiring company’s common stock having a market value of twice the exercise price. The acquiring person or group will not be entitled to exercise these rights.

Our board of directors at any time prior to any person or group acquiring 20% or more of our common stock may (1) redeem the rights at $.01 per right or (2) exchange the rights at an exchange rate of one share of common stock for each right exchanged.

The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on per share earnings.

We have 700,000 shares of preferred stock initially reserved for issuance upon exercise of the rights. There is no junior participating preferred stock issued or outstanding as of the date of this prospectus.

The description and terms of the rights are set forth in an agreement between us and UMB Bank, n.a., as rights agent.  The preceding summary of the rights and the shareholder rights plan is qualified in its entirety by reference to the rights agreement and the description thereof each contained in our registration statement on Form 8-A filed September 6, 2001, which is incorporated by reference into this prospectus.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	senior debt securities or subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than our preferred or common stock, to investors in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary.  Unless otherwise specified in the applicable prospectus supplement, the depositary will be DTC.  We have been informed by DTC that its nominee will be Cede & Co.  Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement.  Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•
facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments as payments will be forwarded by our agent to Cede, a nominee for DTC. These payments will be forwarded to DTC’s participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants who, in turn act, only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under our indenture or any instruments governing the securities, as the case may be, only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

•
we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the indenture or any instruments governing the securities that the book-entry security will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, those persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

•
DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to the offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the related prospectus supplement.

Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect to which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us and our subsidiaries in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mark C. Darrell, our General Counsel, and Thompson Coburn LLP, St. Louis, Missouri; and for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on our common stock.  Additionally, he may hold stock-based units through employee benefit plans and may participate in our dividend reinvestment and stock purchase plan.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses of issuance and distribution of the securities being registered, other than discounts and commissions, are as follows:

Amount to be Paid
SEC registration fees	$35,650*
Legal fees and expenses	70,000
Accounting fees and expenses	100,000
Trustees’ fees and expenses	17,000
Stock exchange listing fees	50,000
Rating agencies’ fees	125,000
Printing costs	75,000
Miscellaneous	27,350
Total	$500,000
_______________
*	Actual fees; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers

The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.

Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.

The statute also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Registrant’s articles of incorporation provide that it shall indemnify each of its directors and officers to the full extent permitted by the General and Business Corporation Law of Missouri and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the General and Business Corporation Law of Missouri, or arising out of such person’s status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.  The Registrant’s articles also allow it to indemnify any other person as permitted by the General and Business Corporation Law of Missouri.

The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Registrant’s articles of incorporation as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Registrant’s articles of incorporation with respect to claims that have arisen prior to such elimination or modification.

The Registrant’s articles further provide that no present or former director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in subjective good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of an illegal dividend as provided in Section 351.345 of the General and Business Corporation Law of Missouri, or (iv) for any transaction from which the director derived an improper personal benefit.  To the extent that the General and Business Corporation Law of Missouri is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General and Business Corporation Law of Missouri as so amended.

The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant’s articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16. Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement with respect to the offered securities.
3.1	The Laclede Group, Inc.’s articles of incorporation, as amended, filed as Exhibit 3.1 to the Company’s Form 8-K filed January 26, 2006, incorporated herein by reference.
3.2	The Laclede Group, Inc.’s bylaws, as amended, filed as Exhibit 3.2 to the Company’s Form 8-K filed January 26, 2006, incorporated herein by reference.
4.1	Rights Agreement dated as of October 1, 2001, filed as Exhibit 4 to The Laclede Group, Inc.’s Form 8-A on September 6, 2001, incorporated herein by reference.
4.2	Form of Indenture of The Laclede Group, Inc. relating to senior debt, filed as Exhibit 4.10 to its registration statement on Form S-3 No. 333-86722, incorporated herein by reference.
4.3
Indenture dated December 16, 2002 between The Laclede Group and The Bank of New York relating to subordinated debt, filed as Exhibit 4 to the Company’s Form 8-K dated December 16, 2002, incorporated herein by reference.

4.4*	Form of Purchase Contract Agreement.
5.1**	Opinion of Mark C. Darrell, General Counsel of the Company.
12.1
Statement setting forth computations of ratios of earnings to fixed charges, filed as Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, incorporated by reference herein.

23.1**	Consent of Mark C. Darrell, General Counsel of the Company (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney.
25.1***	Form T-1 statement of eligibility of the trustee of the senior debt securities.

25.2***	Form T-1 statement of eligibility of the trustee of the subordinated debt securities.
25.3***	Form T-1 statement of eligibility of the trustee of the purchase contract agent for the stock purchase contracts.

__________
*        To be filed by amendment or incorporated by reference in connection with the offering of securities.
**      Previously filed.
***   To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

For all documents incorporated by reference, our SEC file number is 1-16681.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of St. Louis, State of Missouri on February 16, 2010.

THE LACLEDE GROUP, INC.
By: /s/ Douglas H. Yaeger
Douglas H. Yaeger Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated below on February 16, 2010.

Signature	Title	Date
/s/ Douglas H. Yaeger Douglas H. Yaeger	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 16, 2010

/s/ Mark D. Waltermire Mark D. Waltermire	Chief Financial Officer (Principal Financial & Accounting Officer)	February 16, 2010.
*_____________________________ Arnold W. Donald	Director	February 16, 2010.
*_____________________________ Edward L. Glotzbach	Director	February 16, 2010.
*_____________________________ Anthony V. Leness	Director	February 16, 2010.
*_____________________________ W. Stephen Maritz	Director	February 16, 2010
*_____________________________ William E. Nasser	Director	February 16, 2010.
*_____________________________ Brenda D. Newberry	Director	February 16, 2010.

*_____________________________ John P. Stupp, Jr.	Director	February 16, 2010.
*_____________________________ MaryAnn Van Lokeren	Director	February 16, 2010.

*By: /s/ M. C, Kullman
M. C. Kullman
As Attorney-in-Fact for each of the persons indicated

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement with respect to the offered securities.
3.1	The Laclede Group, Inc.’s articles of incorporation, as amended, filed as Exhibit 3.1 to the Company’s Form 8-K filed January 26, 2006, incorporated herein by reference.
3.2	The Laclede Group, Inc.’s bylaws, as amended, filed as Exhibit 3.2 to the Company’s Form 8-K filed January 26, 2006, incorporated herein by reference.
4.1	Rights Agreement dated as of October 1, 2001, filed as Exhibit 4 to The Laclede Group, Inc.’s Form 8-A on September 6, 2001, incorporated herein by reference.
4.2	Form of Indenture of The Laclede Group, Inc. relating to senior debt, filed as Exhibit 4.10 to its registration statement on Form S-3 No. 333-86722, incorporated herein by reference.
4.3
Indenture dated December 16, 2002 between The Laclede Group and The Bank of New York relating to subordinated debt, filed as Exhibit 4 to the Company’s Form 8-K dated December 16, 2002, incorporated by reference herein.

4.4*	Form of Purchase Contract Agreement.
5.1**	Opinion of Mark C. Darrell, General Counsel of the Company.
12.1
Statement setting forth computations of ratios of earnings to fixed charges, filed as Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, incorporated by reference herein.

23.1**	Consent of Mark C. Darrell, General Counsel of the Company (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney.
25.1***	Form T-1 statement of eligibility of the trustee of the senior debt securities.
25.2***	Form T-1 statement of eligibility of the trustee of the subordinated debt securities.
25.3***	Form T-1 statement of eligibility of the trustee of the purchase contract agent for the stock purchase contracts.

__________
*         To be filed by amendment or incorporated by reference in connection with the offering of securities.
**       Previously filed.
***    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

For all documents incorporated by reference, our SEC file number is 1-16681.